Exhibit 99.1


                              N E W S R E L E A S E

FOR RELEASE                         MCP CONTACT:
-----------                         L. Daniel Thompson, (507) 537-2660
1530 CST  09/28/01


                MINNESOTA CORN PROCESSORS, LLC ACQUIRES OWNERSHIP
                          INTEREST IN MINNESOTA ENERGY

         MARSHALL, MN, SEPTEMBER 28, 2001 - MINNESOTA CORN PROCESSORS, LLC ("MCP"), ANNOUNCED TODAY THAT IT HAS ACQUIRED A 13.3% EQUITY INTEREST IN MINNESOTA ENERGY, INC. ("MINNESOTA ENERGY"), A MINNESOTA COOPERATIVE.

         THE TRANSACTION WAS ACCOMPLISHED THROUGH MCP'S ACQUISITION OF FI MANKATO ENERGY, INC., ("MANKATO ENERGY"), A MINNESOTA COOPERATIVE, WHICH WAS WHOLLY OWNED BY FARMLAND INDUSTRIES, INC. MANKATO ENERGY HOLDS AND OWNS THE 13.3% EQUITY INTEREST OF MINNESOTA ENERGY. MANKATO ENERGY HAS NO PRODUCTION FACILITIES OR OTHER ASSETS.

         LOCATED IN BUFFALO LAKE, MINNESOTA, MINNESOTA ENERGY HAS AN ANNUAL PRODUCTION CAPACITY OF 12.5 MILLION GALLONS OF ETHANOL. THE FACILITY IS EXPECTED TO INCREASE ANNUAL PRODUCTION CAPACITY TO 17.5 MILLION GALLONS BY 2002.

          "MCP IS DELIGHTED TO BECOME ONE OF THE INVESTORS IN MINNESOTA ENERGY." SAID DAN THOMPSON, MCP PRESIDENT AND CHIEF EXECUTIVE OFFICER. "THIS EXPANDS UPON OUR RELATIONSHIP WITH A FINE COOPERATIVE. WE HAVE BEEN MARKETING THE ETHANOL PRODUCED IN BUFFALO LAKE SINCE JUNE. WE LOOK FORWARD TO WORKING WITH MINNESOTA ENERGY TO SUPPLY FUEL FOR AMERICA."

         MCP IS THE THIRD LARGEST PRODUCER AND MARKETER OF ETHANOL IN THE UNITED STATES. MCP PRODUCES 120 MILLION GALLONS OF ETHANOL FROM ITS TWO FACILITIES LOCATED IN MARSHALL, MINNESOTA AND COLUMBUS, NEBRASKA. IN ADDITION, THEIR ETHANOL MARKETING RELATIONSHIPS PROVIDE ANOTHER 40 MILLION GALLONS BRINGING THEIR ETHANOL MARKETING TOTAL TO ABOUT 160 MILLION GALLONS PER YEAR. ETHANOL IS A DOMESTIC RENEWABLE FUEL USED AS AN OCTANE ENHANCER AND TO REDUCE AIR POLLUTION.

         MINNESOTA CORN PROCESSORS, LLC IS A CORN-WET MILLER WITH REFINERIES IN MARSHALL, MN AND COLUMBUS, NE. THE COMPANY PRODUCES HIGH-QUALITY CORN SWEETENERS AND STARCH PRODUCTS FOR SALE INTO THE BEVERAGE AND FOOD INDUSTRIES, AND OWNS AND OPERATES A NATIONWIDE NETWORK OF 17 CORN SWEETENER DISTRIBUTION TERMINALS. IN ADDITION TO ITS POSITION AS ONE OF THE LARGEST U.S. MANUFACTURERS OF FUEL ETHANOL, THE COMPANY PRODUCES STARCHES FOR SALE INTO THE PAPER AND CORRUGATING INDUSTRIES, FEED PRODUCTS AND ROAD DE-ICERS. THE COMPANY IS HEADQUARTERED IN MARSHALL, MN. FOR MORE INFORMATION, VISIT THE COMPANY'S WEB SITE AT www.mcp.net.

This press release contains or may contain certain forward-looking statements concerning the Company's financial position, business and future prospects, in addition to other statements using words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. These statements contain certain inherent risks and uncertainties. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct. Actual results and developments may differ materially from the expectations conveyed in these statements, based on factors such as the following: fluctuations in worldwide commodities markets and the associated risks of hedging against such fluctuations; fluctuations in aggregate industry supply and market demand; general economic, business and market conditions in the various geographic regions and countries in which we manufacture and sell our products, including fluctuations in the value of local currencies and changes in regulatory controls regarding quotas, tariffs and biotechnology issues; and increased competitive and/or customer pressure in the corn refining industry. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of risk factors, see the Company's most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q or 8-K.


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